EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 28, 2007, is entered into by and between CryoCor, Inc., a Delaware corporation (the “Company”), and Boston Scientific Scimed, Inc., a Minnesota corporation (“Purchaser”). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Common Stock Purchase Agreement dated as of even date herewith, by and between the Company and Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, the Company and Purchaser each hereby agree as follows:

1. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

(a) “Business Day” means a day Monday through Friday on which banks are generally open for business in New York.

(b) “Filing Date” has the meaning set forth in Section 2.

(c) “Final Prospectus” has the meaning set forth in Section 6(a).

(d) “Holder” means Purchaser or any Person to whom Purchaser’s rights under this Agreement have been transferred in accordance with Section 9 hereof.

(e) “Indemnified Party” has the meaning set forth in Section 6(c).

(f) “Indemnifying Party” has the meaning set forth in Section 6(c).

(g) “Ninety Day Period” has the meaning set forth in Section 7(b).

(h) “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(i) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(j) “Registrable Securities” means the Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (C) are held by a Holder. Notwithstanding the foregoing, Registrable Securities shall no longer be deemed as such on and after the date all of such Registrable Securities may be sold under Rule 144 during any 90 day period without any limitations as to volume or holding period.

(k) “Registration Expenses” means all expenses incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding all Selling Expenses).

(l) “Registration Statement” has the meaning set forth in Section 2.

(m) “Registration Period” has the meaning set forth in Section 4(a).

(n) “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

2. The Company will, as soon as reasonably practicable, but in no event later than (i) 270 days after the First Closing with respect to Shares issued at the First Closing, and (ii) 135 days after the Second Closing with respect to Shares issued at the Second Closing (in each case, the “Filing Date”), file a registration statement covering the resale of the Registrable Securities on a Form S-3 Registration Statement (the “Registration Statement”) with the SEC and the Company shall use its commercially reasonable efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as practicable after the filing thereof. The Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

3. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

4. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable written request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) subject to Section 7, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective until the earlier of the following: (i) such time as all of the Registrable Securities are sold, (ii) such time as all Shares cease to be Registrable Securities or (iii) the second anniversary of the date the Registration Statement filed in accordance with Section 2 hereof is first declared effective. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as “the Registration Period.”

(b) advise the Holders within five Business Days:

(i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

(d) promptly furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits in the form filed with the SEC;

(e) during the Registration Period, promptly deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof and thereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(f) during the Registration Period, promptly deliver to each Holder, without charge, (i) as soon as practicable one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any; (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form); and (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form) (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (C);

(g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, to consent to general service of process in any such jurisdiction or to become subject to taxation in any jurisdiction in which it is not then already subject to taxation, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(h) upon the occurrence of any event contemplated by Section 4(b)(v) above, the Company shall use its commercially reasonable efforts to promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(j) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and

(k) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144.

5. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6. (a) To the extent permitted by law, the Company shall indemnify each Holder and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration and will reimburse each Holder and each person controlling such Holder for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided, however, that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such Registration Statement, prospectus, or any amendment or supplement thereof; provided further, however, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of the Registration Statement, prospectus, any amendment or supplement thereof; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that the Final Prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

(c) Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense provided that all legal and other expenses incurred by the Indemnified Party in connection therewith shall be at such Indemnified Party’s expense, and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7. (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 2 during (i) any period not to exceed one 90-day period within any one 12-month period (the “Ninety Day Period”) the Company requires in connection with a primary underwritten offering of equity securities so long as the Holders are permitted to participate in such primary underwritten offering on a pro rata basis based on the number of Shares they hold at such time relative to the Company’s total number of outstanding shares of Common Stock at such time (provided, however, that, to the extent the underwriters for such offering advise the Holders that marketing factors require a limitation of the number of Shares that may be included in such underwritten offering, the right of the Holders to participate in such offering on a pro rata basis as described above shall be reduced or eliminated and such Holder shall nonetheless remain obligated to suspend its disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 2 for up to the entirety of the Ninety Day Period), and (ii) any period, not to exceed one 45-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature or would have a material adverse effect on the Company.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Agreement.

(d) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, the Nasdaq Stock Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

8. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

9. The benefits granted to the Holders by the Company under Section 2 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that (i) such transfer is otherwise effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company at least 10 days prior to the transfer; and (iii) after such transfer, the transferee holds at least 50,000 Shares(as adjusted for stock splits, recapitalizations or other similar events); and (iv) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

10. With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

11. All notices, requests, demands and other communications required or permitted under this Agreement shall be given in accordance with Section 5.7 of the Purchase Agreement.

12. No waiver, amendment or modification of this Agreement or of any provision hereof shall be valid unless evidenced by a writing duly executed by the Company and Purchaser. No waiver of any default hereunder shall be deemed a waiver of any other, prior or subsequent default hereunder.

13. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding its conflicts of laws principles. The parties hereby expressly consent to the exclusive personal jurisdiction and venue of the state and federal courts located in San Diego, California for any lawsuit filed by either party against the other arising from or related to this Agreement.

14. The captions and Section headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

15. This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

16. Except as expressly provided herein, this Agreement is not intended to confer upon any person any rights or remedies hereunder.

17. The Company may not sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a corporation which has succeeded to substantially all of the business and assets of the Company and has assumed in writing its obligations under this Agreement, in which case this Agreement shall no longer be binding on the Company and shall be binding on such successor. This Agreement shall be binding upon and inure to the benefit of and be enforceable by Purchaser and its respective permitted successors and assigns. Without limiting the generality of the foregoing, any permitted transferee of Registrable Securities under Section 9 shall have the rights set forth in this Agreement, and such rights shall be enforceable against the Company by such transferees as third-party beneficiaries.

18. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

19. This Agreement shall terminate upon the expiration of the Registration Period; provided, however, that the parties’ rights and obligations under Section 6 shall survive any termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

COMPANY: CRYOCOR, INC.

By:	/s/ Edward F. Brennan
Name:	Edward F. Brennan, Ph.D.
Title:	Chief Executive Officer

PURCHASER: BOSTON SCIENTIFIC SCIMED, INC.

By:	/s/ Paul Laviolette
Name:	Paul Laviolette
Title:	COO